SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

June 11, 2002

Date of Report (date of earliest event reported)

GADZOOX NETWORKS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-26541	77-0308899

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Hellyer Avenue
San Jose, CA 95138

(Address of principal executive offices)

(408) 360-4950

(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Index
EXHIBIT 99.1

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     The Audit Committee of our Board of Directors annually considers and recommends to the Board of Directors the selection of our independent public accountants. As recommended by our Audit Committee, on June 11, 2002, our Board of Directors decided to terminate the engagement of Arthur Andersen LLP as our independent auditors.

     The reports of Arthur Andersen LLP on our financial statements for our fiscal years ended March 31, 2000 and March 31, 2001 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits performed by Arthur Andersen LLP for fiscal 2000 and 2001 and during the period from April 1, 2001 through June 11, 2002, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement(s) in its reports, and there have been no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     We have provided a copy of the above disclosures to Arthur Andersen LLP and have requested that Arthur Andersen LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, when received, will be filed as an appendix to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press Release, dated June 17, 2002

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2002

GADZOOX NETWORKS, INC.

By:	/s/ Barbara Velline

Barbara Velline Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated June 17, 2002